Exhibit 22.1

List of Guarantor Subsidiaries

The following subsidiaries of CoreCivic, Inc. (the "Issuer") are guarantors of the Issuer's (i) 4.75% Senior Notes due 2027; and (ii) 8.25% Senior Notes due 2029:

Abyon Holdings, LLC, a Delaware limited liability company

Abyon, LLC, a Delaware limited liability company

Abyon Real Estate, LLC, a Delaware limited liability company

Abyon Transportation, LLC, a Delaware limited liability company

ACS Corrections of Texas, L.L.C., a Texas limited liability company

Avalon Corpus Christi Transitional Center, LLC, a Texas limited liability company

Avalon Correctional Services, LLC, a Nevada limited liability company

Avalon Transitional Center Dallas, LLC, a Texas limited liability company

Avalon Tulsa, L.L.C., an Oklahoma limited liability company

Carver Transitional Center, L.L.C., an Oklahoma limited liability company

CCA Health Services, LLC, a Tennessee limited liability company

CCA International, LLC, a Delaware limited liability company

CCA South Texas, LLC, a Maryland limited liability company

Clinical Solutions, LLC, a Tennessee limited liability company

Clinical Solutions Wholesale, LLC, a Tennessee limited liability company

Clinical Solutions Kansas, LLC, a Delaware limited liability company

CoreCivic, LLC, a Delaware limited liability company

CoreCivic of Tennessee, LLC, a Tennessee limited liability company

CoreCivic Western Operations, LLC, a Delaware limited liability company

Correctional Alternatives, LLC, a California limited liability company

Correctional Management, LLC, a Colorado limited liability company

CS Solutions Holdings, LLC, a Delaware limited liability company

CS Solutions Intermediate Holdings, LLC, a Delaware limited liability company

EP Horizon Management, LLC, a Texas limited liability company

Fort Worth Transitional Center, L.L.C., an Oklahoma limited liability company

Green Level Realty LLC, a Colorado limited liability company

Innovative Government Solutions, LLC, a Maryland limited liability company

National Offender Management Systems, LLC, a Colorado limited liability company

Prison Realty Management, LLC, a Tennessee limited liability company

Recovery Monitoring Solutions, LLC, a Texas limited liability company

Rocky Mountain Offender Management Systems, LLC, a Colorado limited liability company

Southern Corrections Systems of Wyoming, L.L.C., an Oklahoma limited liability company

Technical and Business Institute of America, LLC, a Tennessee limited liability company

Thrivur Health, LLC, a Colorado limited liability company

Time To Change, LLC, a Colorado limited liability company

TransCor America, LLC, a Tennessee limited liability company

Turley Residential Center, L.L.C., an Oklahoma limited liability company